AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 2, 2001
                                                              FILE NO. 811-6277
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


                                   FORM N-1A


                             REGISTRATION STATEMENT

                                     UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 11

                        U.S. TREASURY RESERVES PORTFOLIO
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                 388 GREENWICH STREET, NEW YORK, NEW YORK 10013
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 800-451-2010

                               ROBERT I. FRENKEL
                 7 WORLD TRADE CENTER, NEW YORK, NEW YORK 10048
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 WITH A COPY TO
                             ROGER P. JOSEPH, ESQ.
                                BINGHAM DANA LLP
                               150 FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110

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                               EXPLANATORY NOTE


     U.S. Treasury Reserves Portfolio has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

                                    PART A


Responses to Items 1,2,3,5 and 9 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.


Item 4. Investment Objectives, Principal Investment Strategies, and Related
        Risks.

PORTFOLIO GOAL

The goal of U.S. Treasury Reserves Portfolio is to provide its investors with liquidity and as high a level of current income from U.S. government obligations as is consistent with the preservation of capital. The Portfolio's goal may be changed without the approval of its investors, but not without written notice thereof to the Portfolio's investors at least 30 days prior to implementing the change. Of course, there is no assurance that the Portfolio will achieve its goal.

MAIN INVESTMENT STRATEGIES

The Portfolio may invest in:

o     U.S. Treasury bills, notes and bonds;

o     Treasury receipts; and

o securities issued by U.S. government agencies and instrumentalities that are backed by the full faith and credit of the U.S. government.


The Portfolio's principal investment strategies are the strategies that, in the opinion of the Portfolio's manager are most likely to be important in trying to achieve the Portfolio's investment goal. Of course, there can be no assurance that the Portfolio will achieve its goal. Please note that the Portfolio may also use strategies and invest in securities that are not described below but that are described in the Part B to this Registration Statement. The Portfolio may not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement.

The Portfolio complies with industry regulations that apply to money market funds. These regulations require that the Portfolio's investments mature or be deemed to mature within 397 days from the date purchased and that the average maturity of the Portfolio's investments (on a dollar-weighted basis) be 90 days or less. In addition, all of the Portfolio's investments must be in U.S. dollar-denominated high quality securities which have been determined by the manager to present minimal credit risks. To be high quality, a security (or its issuer) must be rated in one of the two highest short-term rating categories by nationally recognized rating agencies, such as Moody's or Standard & Poor's, or, if unrated, in the manager's opinion, be of comparable quality. Investors should note that within these two rating categories there may be sub-categories or gradations indicating relative quality. If the credit quality of a security deteriorates after the Portfolio buys it, the manager will decide whether the security should be held or sold.


WHAT ARE MONEY MARKET INSTRUMENTS?

A money market instrument is a short-term IOU issued by banks or other corporations, or the U.S. or a foreign government and state or local governments. Money market instruments have maturity dates of 13 months or less. Money market instruments may include certificates of deposit, bankers' acceptances, variable rate demand notes (where the interest rate is reset periodically and the holder may demand payment from the issuer at any time), fixed-term obligations, commercial paper (short term unsecured debt of corporations) and asset-backed securities (which are backed by pools of accounts receivable such as car installment loans or credit card receivables).

The Portfolio invests in U.S. Treasury bills, bonds, notes and receipts. Treasury receipts are interest coupons on other U.S. Treasury obligations. The Portfolio may also invest in short-term obligations of U.S. government agencies and instrumentalities, but only if the obligations are backed by the full faith and credit of the United States. The Portfolio's investment goal and policies may be changed without a vote of investors. Although the Portfolio invests in U.S. government obligations, an investment in the Portfolio is neither insured nor guaranteed by the U.S. government.


Management Style. Managers of mutual funds use different styles when selecting securities to purchase. The manager uses a "top-down" approach when selecting securities for the Portfolio. When using a "top-down" approach, the manager looks first at broad economic factors and market conditions, such as prevailing and anticipated interest rates. On the basis of those factors and conditions, the manager selects optimal interest rates and maturities and chooses certain sectors or industries within the overall market. The manager then looks at individual companies within those sectors or industries to select securities for the investment portfolio.


Since the Portfolio maintains a weighted average maturity of no more than 90 days, many of its investments are held until maturity. The manager may sell a security before maturity when it is necessary to do so to meet redemption requests. The manager may also sell a security if the manager believes the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio's investment portfolio (for example, to reflect changes in the manager's expectations concerning interest rates), or when the manager believes there is superior value in other market sectors or industries.

MAIN RISKS

Investing in a mutual fund involves risk. It is possible to lose money by investing in the Portfolio. Please remember that an investment in the Portfolio is not a deposit of Citibank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The principal risks of investing in the Portfolio are described below. Please note that there are many other factors that could adversely affect your investment and that could prevent the Portfolio from achieving its goals, which are not described here. More information about risks appears in Part B to this Registration Statement. Before investing, you should carefully consider the risks that you will assume.

Yield Fluctuation. The Portfolio invests in short term money market instruments. As a result, the amount of income paid to you by the Portfolio will go up or down depending on day-to-day variations in short term interest rates. Investing in high quality, short term instruments may result in a lower yield (the income on your investment) than investing in lower quality or longer-term instruments.

Interest Rate and Market Risk. A major change in interest rates or a significant decline in the market value of a Portfolio investment, or other market event could cause the value of your investment in the Portfolio, or its yield, to decline.


Item 6. Management, Organization and Capital Structure.

INVESTMENT ADVISER


The Portfolio draws on the strength and experience of Citibank. Citibank is the manager of the Portfolio, and subject to policies set by the Portfolio's Trustees, Citibank makes investment decisions. Citibank has been managing money since 1822. With its affiliates, it currently manages more than $351 billion in assets worldwide.

Citibank, with its headquarters at 153 East 53rd Street, New York, New York, is a wholly-owned subsidiary of Citicorp, which is, in turn, a wholly-owned subsidiary of Citigroup Inc.


Citibank and its affiliates may have banking and investment banking relationships with the issuers of securities that are held in the Portfolio. However, in making investment decisions for the Portfolio the Portfolio's manager does not obtain or use material inside information acquired by any division, department or affiliate of Citibank in the course of those relationships. Citibank and its affiliates may have loans outstanding that are repaid with proceeds of securities purchased by the Portfolio.


ADVISORY FEES


For the services it provided under the investment advisory agreement for the Portfolio, for the Portfolio's fiscal year ended August 31, 2000, the investment advisory fees paid to Citibank, after waivers, were 0.07% of the Portfolio's average daily net assets for that fiscal year.


CAPITAL STOCK

Investments in the Portfolio have no preference, pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio holds special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation or dissolution of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the value of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, it is not expected that the liabilities of the Portfolio would ever exceed its assets.


Item 7. Investor Information.

HOW NET INCOME IS CALCULATED

The Portfolio calculates its net income at 12:00 noon, Eastern time, every day the New York Stock Exchange is open for trading. All the Portfolio's net income so determined is allocated pro rata among the investors in the Portfolio at the time of such determination. On days when the financial markets in which the Portfolio invests close early, net income may be calculated as of the earlier close of those markets. The Portfolio's securities are valued at amortized cost, which is approximately equal to market value.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIO

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of the Portfolio is determined once during each Business Day as of 12:00 noon, Eastern time. Securities are valued at amortized cost, which the Trustees of the Portfolio have determined in good faith constitutes fair value for the purposes of complying with the Investment Company Act of 1940. This valuation method will continue to be used until such time as the Trustees of the Portfolio determine that it does not constitute fair value for such purposes.

There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

An investor in the Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day (a day the New York Stock Exchange is open for trading) the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

Subject to compliance with applicable regulations, the Portfolio may pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities into cash.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


TAX MATTERS

The Portfolio expects to be treated as a partnership for federal income tax purposes. As a result, the Portfolio does not expect to pay any federal income or excise taxes, and, generally, investors in the Portfolio should not have to pay federal taxes when they invest in or receive distributions or make withdrawals from the Portfolio. However, each investor, in determining its own federal income and excise tax liabilities, if any, will have to include the investor's share from time to time of the Portfolio's ordinary income, expenses, capital gains or losses, credits and other items, whether or not distributed.

The Portfolio also expects that investors which seek to qualify as regulated investment companies under the Internal Revenue Code will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the requirements applicable to such companies.

The foregoing tax discussion is only for an investor's general information, and does not take account of the special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences in its circumstances of an investment in the Portfolio, as well as any state, local or foreign tax consequences to them of investing in the Portfolio.


Item 8. Distribution Arrangements.


The exclusive placement agent for the Portfolio is Salomon Smith Barney, Inc. Salomon Smith Barney, Inc. receives no compensation for serving as the Portfolio's exclusive placement agent.

                                    PART B



Item 10.  Cover Page and Table of Contents.


     This Part B sets forth information with respect to U.S. Treasury Reserves Portfolio (the "Portfolio"), an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for the Portfolio is January 1, 2001.




TABLE OF CONTENTS                                                         Page


Portfolio History.........................................................B-2
Description of the Portfolio and Its Investments and Risks................B-2
Management of the Portfolio...............................................B-4
Control Persons and Principal Holders
  of Securities...........................................................B-6
Investment Advisory and Other Services....................................B-6
Brokerage Allocation and Other Practices..................................B-8
Capital Stock and Other Securities........................................B-9
Purchase, Redemption and Pricing of
  Securities..............................................................B-10
Taxation of the Portfolio.................................................B-11
Underwriters..............................................................B-12
Calculations of Performance Data..........................................B-12
Financial Statements......................................................B-13

Item 11.  Portfolio History.

     The Portfolio was organized as a trust under the laws of the State of New York on January 31, 1991.


Item 12.  Description of the Portfolio and Its Investments and Risks.

     The investment objective of the Portfolio is to provide its investors with liquidity and as high a level of current income from U.S. government obligations as is consistent with the preservation of capital. There can, of course, be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may be changed without the approval of the investors in the Portfolio. The Portfolio would, however, give written notice to its investors at least 30 days prior to implementing any change in its investment objective.


     The Portfolio seeks its investment objective by investing in obligations of, or guaranteed by, the U.S. government, its agencies or instrumentalities including issues of the U.S. Treasury, such as bills, certificates of indebtedness, notes, bonds and Treasury Receipts, which are unmatured interest coupons of U.S. Treasury bonds and notes which have been separated and resold in a custodial receipt program administered by the U.S. Treasury, and in issues of agencies and instrumentalities established under the authority of an Act of Congress which are supported by the full faith and credit of the United States. The Portfolio will not enter into repurchase agreements. All investments by the Portfolio are in "first tier" securities (i.e., securities rated in the highest rating category for short-term obligations by at least two NRSRO's assigning a rating to the security or issuer or, if only one NRSRO assigns a rating, that NRSRO or, in the case of an investment which is not rated, of comparable quality as determined by Citibank, N.A., the Portfolio's investment manager ("Citibank" or the "Manager")) under procedures approved by the Board of Trustees and are determined by the Manager under procedures approved by the Board of Trustees to present minimal credit risks. Investments in high quality, short term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or a longer term. The Portfolio may hold uninvested cash reserves pending investment.


LENDING OF SECURITIES


     Consistent with applicable regulatory requirements and in order to generate income, the Portfolio may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange (and subsidiaries thereof). Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, the Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and/or with respect to cash collateral would receive compensation based on investment of the collateral (subject to a rebate payable to the borrower). The borrower alternatively may pay the Portfolio a fee for use of the borrowed securities. The Portfolio would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Manager to be of good standing, and when, in the judgment of the Manager, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Portfolio could suffer loss if the borrower terminates the loan and the Portfolio is forced to liquidate investments in order to return the cash collateral to the buyer. If the Manager determines to make loans, it is not intended that the value of the securities loaned by the Portfolio would exceed 33 1/3% of the value of its net assets.


PRIVATE PLACEMENTS AND ILLIQUID INVESTMENTS

     The Portfolio may invest up to 10% of its net assets in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolio to sell them promptly at an acceptable price.

                            INVESTMENT RESTRICTIONS

     The Portfolio has adopted the following policies which may not be changed without approval by holders of a "majority of the outstanding voting securities" of the Portfolio, which as used in this Registration Statement means the vote of the lesser of (i) 67% or more of the outstanding "voting securities" of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding "voting securities" of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding "voting securities" of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

     The Portfolio may not:

     (1) borrow money, except that as a temporary measure for extraordinary or emergency purposes it may borrow from banks in an amount not to exceed 1/3 of the value of its net assets, including the amount borrowed (moreover, the Portfolio may not purchase any securities at any time at which borrowings exceed 5% of its total assets (taken at market value)) (it is intended that the Portfolio would borrow money only from banks and only to accommodate requests for the withdrawal of all or a portion of a beneficial interest in the Portfolio while effecting an orderly liquidation of securities);

     (2) purchase any security or evidence of interest therein on margin, except that the Portfolio may obtain such short term credit as may be necessary for the clearance of purchases and sales of securities;

     (3) underwrite securities issued by other persons, except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act of 1933, as amended (the "1933 Act"), in selling a security;

     (4) make loans to other persons except (a) through the lending of securities held by the Portfolio, but not in excess of 33 1/3% of the Portfolio's net assets, (b) through the use of repurchase agreements or the purchase of short term obligations, or (c) by purchasing all or a portion of an issue of debt securities of types commonly distributed privately to financial institutions; for purposes of this paragraph 4 the purchase of a portion of an issue of debt securities which are part of an issue to the public shall not be considered the making of a loan;

     (5) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business (the Portfolio reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities by the Portfolio);

     (6) concentrate its investments in any particular industry; or

     (7) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, except as appropriate to evidence a debt incurred without violating Investment Restriction (1) above.

     PERCENTAGE AND RATING RESTRICTIONS: If a percentage or a rating restriction on investment or utilization of assets set forth above or referred to elsewhere in this Registration Statement is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the portfolio securities held by the Portfolio or a later change in the rating of a portfolio security held by the Portfolio is not considered a violation of such policy.


Item 13.  Management of the Portfolio.


     The Trustees and officers of the Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated below, the address of each Trustee and officer is 388 Greenwich Street, New York, New York 10013.


                                    TRUSTEES


ELLIOTT J. BERV; 57 - President and Chief Executive Officer, Catalyst, Inc. (Management Consultants) (since June 1992); President and Director, Elliott J. Berv & Associates (Management Consultants) (since May 1984).

RILEY C. GILLEY; 74 -- Vice President and General Counsel, Corporate Property Investors (November, 1988 to December, 1991); Partner, Breed, Abbott & Morgan (Attorneys) (Retired, December, 1987).

WALTER E. ROBB, III; 74 -- President, Benchmark Consulting Group, Inc. (since
1991); Principal, Robb Associates (Corporate Financial Advisors) (since 1978); President and Treasurer, Benchmark Advisors, Inc. (Corporate Financial Advisors) (since 1989); Trustee of certain registered investment companies in the MFS Family of Funds (since 1985).


                                    OFFICERS



HEATH B. McLENDON*; 67 - President of the Portfolio; Chairman, President, and Chief Executive Officer of SSB Citi Fund Management LLC ("SSB Citi") (since March 1996); Managing Director of Salomon Smith Barney (since August 1993); President of Travelers Investment Adviser, Inc. ("TIA"); Chairman or Co-Chairman of the Board of seventy-one investment companies associated with Salomon Smith Barney. His address is 7 World Trade Center, New York, New York 10048.

LEWIS E. DAIDONE*; 43 - Senior Vice President and Treasurer of the Portfolio; Managing Director of Salomon Smith Barney; Chief Financial Officer of the Smith Barney mutual funds; Treasurer and Senior Vice President or Executive Vice President of sixty-one investment companies associated with Citigroup; Director and Senior Vice President of SSB Citi and TIA. His address is 125 Broad Street, New York, New York 10004.

IRVING DAVID*; 40 - Controller of the Portfolio; Director of Salomon Smith Barney; formerly Assistant Treasurer of First Investment Management Company. Controller or Assistant Treasurer of fifty-three investment companies associated with Citigroup. His address is 125 Broad Street, New York, New York 10004.

FRANCES GUGGINO*; 43 - Assistant Controller of the Portfolio; Vice President of Citibank since February, 1991.

PAUL BROOK*; 46 - Assistant Controller of the Portfolio; Director of Salomon Smith Barney; Controller or Assistant Treasurer of forty-three investment companies associated with Citigroup; from 1997-1998 Managing Director of AMT Capital Services Inc.; prior to 1997 Partner with Ernst & Young LLP. His address is 125 Broad Street, New York, New York 10004.

ANTHONY PACE*; 35; Assistant Treasurer of the Portfolio. Mr. Pace is Vice President - Mutual Fund Administration for Salomon Smith Barney Inc. Since 1986, when he joined the company as a Fund Accountant, Mr. Pace has been responsible for accounts payable, financial reporting and performance of mutual funds and other investment products.

MARIANNE MOTLEY*; 41 -- Assistant Treasurer of the Portfolio. Ms. Motley is Director - Mutual Fund Administration for Salomon Smith Barney Inc. Since 1994, when she joined the company as a Vice President, Ms. Motley has been responsible for accounts payable, financial reporting and performance of mutual funds and other investment products.




ROBERT I. FRENKEL, ESQ.*; 46 -- Secretary of the Portfolio. Mr. Frenkel is a Managing Director and General Counsel - Global Mutual Funds for SSB Citi Asset Management Group. Since 1994, when he joined Citibank as a Vice President and Division Counsel, he has been responsible for legal affairs relating to mutual funds and other investment products.

THOMAS C. MANDIA, ESQ.*; 38 -- Assistant Secretary of the Portfolio. Mr. Mandia is a Vice President and Associate General Counsel for SSB Citi Asset Management Group. Since 1992, he has been responsible for legal affairs relating to mutual funds and other investment products.

ROSEMARY D. EMMENS, ESQ.*; 31 -- Assistant Secretary of the Portfolio. Ms. Emmens has been a Vice President and Associate General Counsel of SSB Citi Asset Management Group since 1998, where she has been responsible for legal affairs relating to mutual funds and other investment products. Before joining Citibank, Ms. Emmens was Counsel at The Dreyfus Corporation since 1995.

HARRIS GOLDBLAT, ESQ.*; 31 -- Assistant Secretary of the Portfolio. Mr. Goldblat has been an Associate General Counsel at SSB Citi Asset Management Group since April 2000, where he has been responsible for legal affairs relating to mutual funds and other investment products. From June 1997 to March 2000, he was an associate at the law firm of Stroock & Stroock & Lavan LLP, New York City, and from September 1996 to May 1997, he was an associate at the law firm of Sills Cummis Radin Tischman Epstein & Gross, Newark, NJ. From August 1995 to September 1996, Mr. Goldblat served as a law clerk to the Honorable James M. Havey, P.J.A.D., in New Jersey.

     The Trustees of the Portfolio received the following remuneration from the Portfolio during its fiscal year ended August 31, 2000:



                                                       PENSION OR
                                                  RETIREMENT BENEFITS                        TOTAL COMPENSATION
                                   AGGREGATE           ACCRUED AS        ESTIMATED ANNUAL    FROM REGISTRANT AND
      NAME OF PERSON,         COMPENSATION FROM    PART OF PORTFOLIO       BENEFITS UPON      PORTFOLIO COMPLEX
        POSITION                  REGISTRANT            EXPENSES            RETIREMENT       PAID TO TRUSTEES(1)
Elliott J. Berv, Trustee            $2,470                None                 None                $68,000

Riley C. Gilley, Trustee            $4,561                None                 None                $70,500

Walter E. Robb, III, Trustee        $4,168                None                 None                $63,000

--------------------------------
(1) Messrs. Berv, Gilley and Robb are trustees of 28, 31 and 31, funds, respectively, in the family of open-end registered investment companies advised or managed by Citibank.


     The Portfolio's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.


Item 14.  Control Persons and Principal Holders of Securities.



     Citi Premium U.S. Treasury Reserves, a series of CitiFunds Premium Trust, Citi U.S. Treasury Reserves, a series of CitiFunds Trust III and Citi Institutional U.S. Treasury Reserves, a series of CitiFunds Institutional Trust (the "Funds"), own all of the beneficial interests in the Portfolio. The following is a list of the record holders of beneficial interests in the
Portfolio:


                                                          BENEFICIAL INTEREST
         NAME OF RECORD HOLDER                              (as of 12/22/99)
--------------------------------------------------------------------------------


Citi U.S. Treasury Reserves                                      25.1%
Citi Premium U.S. Treasury Reserves                              25.4%
Citi Institutional U.S. Treasury Reserves                        49.5%


     The Funds are registered investment companies which have informed the Portfolio that whenever requested to vote on matters pertaining to the Portfolio (other than a vote to continue the Portfolio following the withdrawal of an investor) each will hold a meeting of shareholders and will cast its vote as instructed by its shareholders, or otherwise act in accordance with applicable law. Notwithstanding the foregoing, at any meeting of shareholders of a Fund, a shareholder servicing agent may vote any shares of which it is the holder of record and for which it does not receive voting instructions proportionately in accordance with instructions it received for all other shares of which that shareholder servicing agent is the holder of record.


Item 15.  Investment Advisory and Other Services.


     Citibank manages the assets of the Portfolio pursuant to an investment advisory agreement (the "Advisory Agreement"). Subject to such policies as the Board of Trustees of the Portfolio may determine, the Manager manages the securities of the Portfolio and makes investment decisions for the Portfolio. The Manager furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio. The Advisory Agreement will continue in effect as long as such continuance is specifically approved at least annually by the Board of Trustees of the Portfolio or by a vote of a majority of the outstanding voting securities of the Portfolio, and, in either case, by a majority of the Trustees of the Portfolio who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.

     The Advisory Agreement provides that the Manager may render services to others. The Advisory Agreement is terminable by the Portfolio without penalty on not more than 60 days' nor less than 30 days' written notice when authorized either by a vote of a majority of the outstanding voting securities of the Portfolio or by a vote of a majority of its Board of Trustees, or by the Manager on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Advisory Agreement provides that neither the Manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Advisory Agreement.

     For its services under the Advisory Agreement, the Manager receives an investment advisory fee, which is accrued daily and paid monthly, of 0.15% of the Portfolio's average daily net assets on an annualized basis for the Portfolio's then-current fiscal year. The Manager has voluntarily agreed to waive a portion of its investment advisory fee.

     For the fiscal years ended August 31, 1998, 1999 and 2000, the fees paid to the Manager under the Advisory Agreement, after waivers, were $578,350, $614,718 and $858,454, respectively.

     The Portfolio, the Manager and the placement agent for the Portfolio each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code to invest in securities, including securities that may be purchased or held by the Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions.

     The Portfolio has adopted an Administrative Services Plan (the "Administrative Plan") which provides that the Portfolio may obtain the services of an administrator, a transfer agent and a custodian, and may enter into agreements providing for the payment of fees for such services. Under the Administrative Plan, the administrative services fee payable to the administrator from the Portfolio may not exceed 0.05% of the Portfolio's average daily net assets on an annualized basis for its then-current fiscal year. The Administrative Plan continues in effect if such continuance is specifically approved at least annually by a vote of both a majority of the Portfolio's Trustees and a majority of the Portfolio's Trustees who are not "interested persons" of the Portfolio and who have no direct or indirect financial interest in the operation of the Administrative Plan or in any agreement related to such Plan ("Qualified Trustees"). The Administrative Plan requires that the Portfolio provide to its Board of Trustees and the Board of Trustees review, at least quarterly, a written report of the amounts expended (and the purposes therefor) under the Administrative Plan. The Administrative Plan may be terminated at any time by a vote of a majority of the Portfolio's Qualified Trustees or by a vote of a majority of the outstanding voting securities of the Portfolio. The Administrative Plan may not be amended to increase materially the amount of permitted expenses thereunder without the approval of a majority of the outstanding voting securities of the Portfolio and may not be materially amended in any case without a vote of the majority of both the Trustees and the Qualified Trustees.

     Pursuant to an Administrative Services Agreement (the "Administrative Services Agreement"), SSB Citi Fund Management LLC ("SSB Citi" or the "Administrator"), an affiliate of Citibank, provides the Portfolio with general office facilities and supervises the overall administration of the Portfolio, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Portfolio; the preparation and filing of all documents required for compliance by the Portfolio with applicable laws and regulations; and arranging for the maintenance of books and records of the Portfolio. The Administrator provides persons satisfactory to the Board of Trustees of the Portfolio to serve as Trustees and officers of the Portfolio. Such Trustees and officers may be directors, officers or employees of the Administrator or its affiliates.


     The Administrative Services Agreement continues in effect if such continuance is specifically approved at least annually by the Portfolio's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Portfolio and, in either case, by a majority of the Trustees of the Portfolio who are not parties to the Administrative Services Agreement or interested persons of any such party. The Administrative Services Agreement terminates automatically if it is assigned and may be terminated without penalty by a vote of a majority of the outstanding voting securities in the Portfolio or by either party on not more than 60 days' nor less than 30 days' written notice. The Administrative Services Agreement also provides that neither SSB Citi, as the Administrator, nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the administration or management of the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Administrative Services Agreement.

     For these services under the Administrative Services Agreement, SSB Citi receives a fee accrued daily and paid monthly at an annual rate which may not exceed 0.05% of the average daily net assets of the Portfolio on an annualized basis for the Portfolio's then-current fiscal year. For the fiscal years ended August 31, 1998, 1999 and 2000, the fees payable to CFBDS, Inc., the former administrator for the Portfolio, under a prior Administrative Services Agreement were voluntarily waived.

     The Administrative Services Agreement provides that SSB Citi may render administrative services to others.

The Portfolio has entered into a Transfer Agency and Service Agreement with Citi Fiduciary Trust Company ("Citi Fiduciary") pursuant to which Citi Fiduciary acts as transfer agent for the Portfolio. Under the Transfer Agency and Service Agreement, Citi Fiduciary maintains the account records for the Portfolio, handles certain communications between investors and the Portfolio and distributes distributions payable by the Portfolio. The principal business address of Citi Fiduciary is 125 Broad Street, New York, New York 10004.

     The Portfolio has entered into a Transfer Agency and Service Agreement with State Street Bank and Trust Company ("State Street"), pursuant to which State Street acts as sub-transfer agent for the Fund. The Portfolio also has entered into a Custodian Agreement with State Street pursuant to which State Street acts as custodian and provides fund accounting services for the Portfolio. The principal business address of State Street is 225 Franklin Street, Boston, Massachusetts 02110.


     Deloitte & Touche LLP are the independent certified public accountants for the Portfolio, providing audit services and assistance and consultation with respect to the preparation of filings with the Securities and Exchange Commission. The principal business address of Deloitte & Touche LLP is 125 Summer Street, Boston, Massachusetts 02110.


Item 16.  Brokerage Allocation and Other Practices.

     The Portfolio's purchases and sales of portfolio securities usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. The Portfolio does not anticipate paying brokerage commissions. Any transaction for which the Portfolio pays a brokerage commission will be effected at the best price and execution available. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price.


     Allocation of transactions, including their frequency, to various dealers is determined by the Manager in its best judgment and in a manner deemed to be in the best interest of investors in the Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

     Investment decisions for the Portfolio are made independently from those for any other account or investment company that is or may in the future become managed by the Manager or its affiliates. If, however, the Portfolio and other investment companies or accounts managed by the Manager are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by the Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for the Portfolio and for other investment companies or accounts managed by the Manager occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

     No transactions are executed with the Manager or an affiliate of the Manager, in any case acting either as principal or as broker.



Item 17.  Capital Stock and Other Securities.

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

     Each investor is entitled to a vote in proportion to the value of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio holds special meetings of investors when it is required to do so by law, or in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative vote of a majority of the outstanding voting securities of the Portfolio.

     The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the outstanding voting securities of the Portfolio, except that if the Trustees of the Portfolio recommend such merger, consolidation or sale of assets, the approval by vote of a majority of the outstanding voting securities of the Portfolio would be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of the outstanding voting securities of the Portfolio or (ii) by the Trustees of the Portfolio by written notice to its investors.

     The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio are personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (e.g., fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. It is not expected that the liabilities of the Portfolio would ever exceed its assets.

     The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually, but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each business day. At 12:00 noon, Eastern time, on each such business day, the value of each investor's interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio effective for that day. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 12:00 noon, Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 12:00 noon, Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 12:00 noon, Eastern time, on the following business day of the Portfolio.


Item 18.  Purchase, Redemption and Pricing of Securities.

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio normally determines its net asset value as of 12:00 noon, Eastern time, on each day on which the New York Stock Exchange is open for trading. As of the date of this Registration Statement, the New York Stock Exchange will be open for trading every weekday except for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order. On days when the financial markets in which the Portfolio invests close early, the Portfolio's net asset value is determined as of the close of these markets if such time is earlier than the time at which the net asset value is normally calculated.

     The securities held by the Portfolio are valued at their amortized cost. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. If fluctuating interest rates or other factors cause the market value of the securities held by the Portfolio to deviate more than 1/2 of 1% from their value determined on the basis of amortized cost, the Portfolio's Board of Trustees will consider whether any action should be initiated, as described in the following paragraph. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price the Portfolio would receive if the instrument were sold.

     Pursuant to the rules of the Securities and Exchange Commission, the Portfolio's Board of Trustees has established procedures to stabilize the value of the Portfolio's net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market quotations. Should that deviation exceed 1/2 of 1%, the Portfolio's Board of Trustees would consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include withdrawal in kind, selling its securities prior to maturity and utilizing a net asset value as determined by using available market quotations. The Portfolio maintains a dollar-weighted average maturity of 90 days or less, does not purchase any instrument with a remaining maturity greater than 397 days, limits its investments to those U.S. dollar-denominated instruments that have been determined by or on behalf of the Portfolio's Board of Trustees to present minimal credit risks and complies with certain reporting and recordkeeping procedures. The Portfolio has also established procedures to ensure that securities purchased by it meet its high quality criteria.

     Subject to compliance with applicable regulations, the Portfolio has reserved the right to pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

     The Portfolio may suspend the right of redemption or postpone the date of payment for beneficial interests in the Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the Securities and Exchange Commission exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable;
(b) the New York Stock Exchange is closed (other than customary weekend and holiday closings); or (c) the Securities and Exchange Commission has by order permitted such suspension.


Item 19. Taxation of the Portfolio.

     The Portfolio is organized as a trust under New York law. The Portfolio has determined, on the basis in part of an opinion of special tax counsel, that it is properly treated as a partnership for federal and New York income tax purposes. Accordingly, the Portfolio is not subject to any income tax, but each investor in the Portfolio must take into account its share of the Portfolio's ordinary income, expenses, capital gains or losses, credits and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Portfolio and the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     The Portfolio's tax year-end is August 31. Although, as described above, the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

     The Portfolio believes that, in the case of an investor in the Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and should be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. Each such investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Portfolio, or whether the Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

     In order to enable an investor in the Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to the nature of the Portfolio's gross income and the composition (diversification) of the

Portfolio's assets as if those requirements were directly applicable to the Portfolio, and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

     The Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net investment income (including net investment income derived from interest on U.S. Treasury obligations), net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable Treasury regulations.

     To the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in the Portfolio, the investor will generally recognize gain for federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor's adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally recognize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive share of items of realized net income (including income, if any, exempt from Federal income tax) and gain, and reduced, but not below zero, by the amounts of its distributive share of items of realized net loss and the amounts of any distributions received by the investor.

     Portfolio income allocated to investors that is derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. The Portfolio intends to advise investors of the extent, if any, to which its income consists of such interest. Investors are urged to consult their tax advisers regarding the possible exclusion of such portion of the income allocated to them by the Portfolio for state and local income tax purposes.

     There are certain tax issues which will be relevant to only certain of the Portfolio's investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met.

     The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-United States tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the Portfolio.


Item 20.  Underwriters.


     The exclusive placement agent for the Portfolio is Salomon Smith Barney, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.



Item 21.  Calculations of Performance Data.

     Not applicable.

Item 22.  Financial Statements.


     The financial statements contained in the Annual Report of the Portfolio, as filed with the Securities and Exchange Commission on October 25, 2000 (Accession Number 0000930413-00-001324), for the fiscal year ended August 31, 2000 are incorporated by reference into this Part B.


     A copy of the Annual Report of the Portfolio accompanies this Part B.

                                    PART C


Item 23. Exhibits.

*     a(1)   Declaration of Trust of the Registrant

*     a(2)   Amendment to the Declaration of Trust of the Registrant

*     b      By-Laws of the Registrant

*     d      Investment Advisory Agreement between the Registrant and Citibank,
             N.A., as investment adviser

*     g      Custodian Contract between the Registrant and State Street Bank and Trust Company ("State Street"), as custodian

*     h(1)   Administrative Services Plan of the Registrant

**    p      Codes of Ethics
-------------------------------------------------------------

* Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-6277) as filed with the Securities and Exchange Commission on December 30, 1996.

** Incorporated herein by reference to the Registration Statement on Form N-1A for CitiFunds Trust I (File No. 811-4006) as filed with the Securities and Exchange Commission on September 12, 2000 and to the Registration Statement on Form N-1A for CitiFunds Trust III (File No. 811-4052) as filed with the Securities and Exchange Commission on December 29, 2000.

Item 24.  Persons Controlled by or under Common Control with Registrant.

        Not applicable.

Item 25. Indemnification.
-
     Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit to its Registration Statement on Form N-1A.

     The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under errors and omissions liability insurance policies. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 26.  Business and Other Connections of Investment Adviser.

     Citibank, N.A. ("Citibank") is a commercial bank offering a wide range of banking and investment services to customers across the United States and around the world. Citibank is a wholly-owned subsidiary of Citicorp, which is, in turn, a wholly owned subsidiary of Citigroup Inc. Citibank also serves as investment adviser to the following registered investment companies (or series thereof): Asset Allocation Portfolios (Large Cap Value Portfolio, Small Cap Value Portfolio, International Portfolio, Foreign Bond Portfolio, Intermediate Income Portfolio and Short-Term Portfolio), The Premium Portfolios (High Yield Portfolio, U.S. Fixed Income Portfolio, Large Cap Growth Portfolio, International Equity Portfolio, Government Income Portfolio and Small Cap Growth Portfolio), Tax Free Reserves Portfolio, Cash Reserves Portfolio, CitiFunds Multi-State Tax Free Trust (Citi New York Tax Free Reserves, Citi Connecticut Tax Free Reserves and Citi California Tax Free Reserves), CitiFunds Tax Free Income Trust (CitiFunds National Tax Free Income Portfolio, CitiFunds New York Tax Free Income Portfolio and CitiFunds California Tax Free Income Portfolio), CitiFunds Institutional Trust (Citi Institutional Cash Reserves) and Variable Annuity Portfolios (CitiSelect VIP Folio 200 Conservative, CitiSelect VIP Folio 300 Balanced, CitiSelect VIP Folio 400 Growth, CitiSelect VIP Folio 500 Growth Plus and CitiFunds Small Cap Growth VIP Portfolio). Citibank and its affiliates manage assets in excess of $351 billion worldwide. The principal place of business of Citibank is located at 399 Park Avenue, New York, New York 10043.

     Victor J. Menezes is the Chairman and a Director of Citibank. William R. Rhodes and H. Onno Ruding are Vice Chairmen and Directors of Citibank. The other Directors of Citibank are Paul S. Collins, Vice Chairman of Citigroup, Inc. and Robert I. Lipp, Chairman and Chief Executive Officer of Travelers Insurance Group and of Travelers Property Casualty Corp.

     Each of the individuals named above is also a Director of Citicorp. In addition, the following persons have the affiliations indicated:


Paul J. Collins                Director, Kimberly-Clark Corporation
                               Director, Nokia Corporation

Robert I. Lipp                 Chairman, Chief Executive Officer and President,
                               Travelers Property Casualty Corp.

William R. Rhodes              Director, Private Export Funding
                                 Corporation
                               Director, Cononco, Inc.

H. Onno Ruding                 Supervisory Director, Amsterdamsch
                                  Trustees Cantoor B.V.
                               Director, Pechiney S.A.
                               Advisory Director, Unilever NV and Unilever PLC
                               Director, Corning Incorporated

Item 27.  Principal Underwriters.

     (a) Salomon Smith Barney, Inc., the Registrant's placement agent, also is the distributor for Citi U.S. Treasury Reserves, Citi Cash Reserves, Citi Premium U.S. Treasury Reserves, Citi Premium Liquid Reserves, Citi Institutional U.S. Treasury Reserves, Citi Institutional Liquid Reserves, Citi Institutional Cash Reserves, Citi Tax Free Reserves, Citi Institutional Tax Free Reserves, Citi California Tax Free Reserves, Citi Connecticut Tax Free Reserves, Citi New York Tax Free Reserves, Citi Short-Term U.S. Government Income Fund, Citi New York Tax Free Income Fund, Citi National Tax Free Income Fund, Citi California Tax Free Income Fund, Citi Nasdaq-100 Index Fund, Citi Small Cap Index Fund, Citi U.S. 1000 Index Fund, Citi Global Titans Index Fund, Citi Financial Services Index Fund, Citi Health Science Index Fund, Citi Technology Index Fund, Citi U.S. Bond Index Fund, Citi International Index Portfolio, CitiSelect VIP Folio 200 Conservative, CitiSelect VIP Folio 300 Balanced, CitiSelect VIP Folio 400 Growth, CitiSelect VIP Folio 500 Growth Plus and CitiFunds Small Cap Growth VIP Portfolio. Salomon Smith Barney, Inc. also is the placement agent for Large Cap Growth Portfolio, Small Cap Growth Portfolio, Government Income Portfolio, International Equity Portfolio, Tax Free Reserves Portfolio and Cash Reserves Portfolio. Salomon Smith Barney, Inc. is also the distributor for the following Smith Barney funds: Smith Barney Diversified Large Cap Growth Fund, Smith Barney Small Cap Growth Opportunities, Smith Barney International Large Cap Fund, Consulting Group Capital Markets Funds, Concert Investment Series, Greenwich Street Series Fund, Smith Barney Adjustable Rate Government Income Fund, Smith Barney Aggressive Growth Fund Inc., Smith Barney Appreciation Fund Inc., Smith Barney Arizona Municipals Fund Inc., Smith Barney California Municipals Fund Inc., Smith Barney Concert Allocation Series Inc., Smith Barney Equity Funds, Smith Barney Fundamental Value Fund Inc., Smith Barney Funds, Inc., Smith Barney Income Funds, Smith Barney Institutional Cash Management Fund, Inc., Smith Barney Investment Trust, Smith Barney Managed Governments Fund Inc., Smith Barney Managed Municipals

Fund Inc., Smith Barney Massachusetts Municipals Fund, Smith Barney Money Funds, Inc., Smith Barney Muni Funds, Smith Barney Municipal Money Market Fund, Inc., Smith Barney New Jersey Municipals Fund Inc., Smith Barney Oregon Municipals Fund Inc., Smith Barney Principal Return Fund, Smith Barney Sector Series Inc., Smith Barney Small Cap Blend Fund, Inc., Smith Barney Telecommunications Trust, Smith Barney Variable Account Funds, Smith Barney World Funds, Inc., Travelers Series Fund Inc., and various series of unit investment trusts.

        (b) The information required by this Item 27 with respect to each director, officer and partner of Salomon Smith Barney is incorporated by reference to Schedule A of FORM BD filed by Salomon Smith Barney pursuant to the Securities Exchange Act of 1934 (SEC File No. 812-8510).

        (c) Not applicable.

Item 28.  Location of Accounts and Records.

        The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

          NAME                                           ADDRESS

Salomon Smith Barney, Inc.                             388 Greenwich Street
(placement agent)                                      New York, NY 10013

State Street Bank and Trust                            State Street South
Company (custodian)                                    1776 Heritage Drive
                                                       North Quincy, MA  02171

Citi Fiduciary Trust                                   388 Greenwich Street
Company (transfer agent)                               New York, NY 10013

Citibank, N.A.                                         153 East 53rd Street
(investment adviser)                                   New York, NY  10043


Item 29.  Management Services.

        Not applicable.

Item 30.  Undertakings.

        Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in New York, New York, on the 2nd day of January, 2001.


                                            U.S. TREASURY RESERVES PORTFOLIO


                                            By:    Thomas C. Mandia
                                                Thomas C. Mandia,
                                                Assistant Secretary

                                 EXHIBIT INDEX


     Exhibit: Description:
*    a(1)     Declaration of Trust of the Registrant

*    a(2)     Amendment to the Declaration of Trust of the Registrant

*    b        By-Laws of the Registrant

*    d        Investment Advisory Agreement between the Registrant and Citibank,
              N.A., as investment adviser

*    g        Custodian Contract between the Registrant and State Street Bank and Trust Company ("State Street"), as custodian

*    h(1)     Administrative Services Plan of the Registrant

**   p        Codes of Ethics
-------------------------------------------------------------

* Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-6277) as filed with the Securities and Exchange Commission on December 30, 1996.

** Incorporated herein by reference to the Registration Statement on Form N-1A for CitiFunds Trust I (File No. 811-4006) as filed with the Securities and Exchange Commission on September 12, 2000 and to the Registration Statement on Form N-1A for CitiFunds Trust III (File No. 811-4052) as filed with the Securities and Exchange Commission on December 29, 2000.